FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED LOAN FACILITY AGREEMENT AND GUARANTY
THIS FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED LOAN FACILITY AGREEMENT AND GUARANTY dated October 23, 2018 (this “Amendment”) is entered into among Aaron’s, Inc., a Georgia corporation (the “Sponsor”), the Guarantors, the Participants party hereto and SunTrust Bank, as Servicer. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Loan Facility Agreement (as defined below).
RECITALS
WHEREAS, the Sponsor, the Participants and SunTrust Bank, as Servicer, entered into that certain Fourth Amended and Restated Loan Facility Agreement and Guaranty dated as of October 25, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Facility Agreement”);
WHEREAS, the Sponsor has requested certain amendments be made to the Loan Facility Agreement; and
WHEREAS, the Participants also agree to such amendments subject to the terms and conditions of this Amendment;
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Introductory Paragraph and Recitals. The above introductory paragraph and recitals of this Amendment are incorporated herein by reference as if fully set forth herein.

2.    Amendments to Loan Facility Agreement. The Loan Facility Agreement is hereby amended as follows:
(a)    The following definitions are added in the appropriate alphabetical order to Section 1.1 of the Loan Facility Agreement:
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.
“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“First Amendment” means that certain First Amendment to Fourth Amended and Restated Loan Facility Agreement and Guaranty dated as of the First Amendment Effective Date by and among the Sponsor, the Guarantors identified therein, the Participants identified therein and the Servicer.
“First Amendment Effective Date” means October 23, 2018.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
(b)    The definition of “Fee Letter” in Section 1.1 of the Loan Facility Agreement is amended in its entirety to read as follows:
“Fee Letter” shall mean each of (a) that certain letter agreement dated as of August 10, 2017, by and between the Sponsor and the Servicer, setting forth certain fees applicable to the loan facility described herein, either as originally executed or as hereafter amended or modified, and (b) that certain letter agreement dated as of October 16, 2018, by and between the Sponsor and the Servicer, in each case setting forth certain fees applicable to the loan facility described herein, either as originally executed or as hereafter amended or modified.
(c)    The definition of “Maximum Commitment Amount” in Section 1.1 of the Loan Facility Agreement is amended by replacing the text “Eighty-Five Million and No/100 Dollars ($85,000,000)” with the text “Fifty-Five Million and No/100 Dollars ($55,000,000)”.
(d)    The definition of “Pro Forma Basis” in Section 1.1 of the Loan Facility Agreement is amended by adding the text “(including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division)” immediately following the text “asset sale”.
(e)    Section 2.1(a) of the Loan Facility Agreement is amended by replacing the text “October 24, 2018” with the text “October 23, 2019”.
(f)    Section 2.5(d) of the Loan Facility Agreement is amended by adding the following text immediately following the final sentence therein:
If at any time the Servicer determines (which determination shall be conclusive absent manifest error) that (i) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining LIBOR or (ii) the circumstances set forth in clause (i) have not arisen but the supervisor for the administrator of (A) the applicable Reuters screen or the Bloomberg Page with respect to Canadian LIBOR or (B) Reuters Screen LIBOR01 Page with respect to US LIBOR, or a Governmental Authority having jurisdiction over the Servicer has made a public statement identifying a specific date after which the screen rate in clause (A) or (B) above shall no longer be used for determining interest rates for loans, then the Servicer and the Sponsor shall endeavor to establish an alternate rate of interest that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States and Canada at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin). Notwithstanding anything to the contrary in Section 15.2, such amendment shall become effective upon execution by the Sponsor and the Servicer without any further action or consent of any other party to this Agreement so long as the Servicer shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Participants, a written notice from the Required Participants stating that such Required Participants object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (d) (but, in the case of the circumstances described in clause (i) above, only to the extent such screen rate for the applicable currency and/or such Interest Period is not available or published at such time on a current basis), (x) each Participant’s US Funded Participation shall bear interest at the Prime Rate and (y) each Participant’s US Funded Participation shall bear interest at the Canadian Prime Rate; provided, that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
(g)    Section 5.12 of the Loan Facility Agreement is amended by (i) adding the text “(a)” immediately prior to the first sentence therein and (ii) inserting a new clause (b) immediately following the final sentence therein to read as follows:

(b)    As of the First Amendment Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
(h)    Section 6.2 of the Loan Facility Agreement is amended by (i) deleting the text “and” in clause (d) therein, (ii) replacing the text “(e)” with the text “(f)” and (iii) inserting a new clause (e) immediately prior to clause (f) to read as follows:

(e)    any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification; and
(i)    Section 6.10(a) of the Loan Facility Agreement is amended by inserting the text “(including, without limitation, upon the formation of any Subsidiary that is a Delaware Divided LLC)” immediately following the text “acquired or formed”.

(j)     Section 8.3(a) of the Loan Facility Agreement is amended by replacing the text “(in each case, whether now owned or hereafter acquired)” with the text “(in each case, whether now owned or hereafter acquired and including, in each case, pursuant to a Delaware LLC Division)”.

(k)    Section 8.3(b) of the Loan Facility Agreement is restated in its entirety to read as follows:

(b)    The Sponsor will not, and will not permit any of its Subsidiaries to, engage in any business other than (i) businesses of the type conducted by the Sponsor and its Subsidiaries on the Effective Date and businesses reasonably related thereto, including but not limited to the business of leasing and selling furniture, consumer electronics, computers, appliances and other household goods and accessories inside and outside of the United States of America, through both independently-owned and franchised stores, providing lease-purchase solutions, credit and other financing solutions to customers for the purchase and lease of such products, the manufacture and supply of furniture and bedding for lease and sale in such stores, and the provision of virtual rent-to-own programs inside and outside of the United States of America (including but not limited to point-of-sale lease purchase programs) and (ii) any other ancillary businesses which are complementary to the business of the Sponsor and its Subsidiaries as conducted as of the Effective Date and that generally provide goods or services to the same types of consumers serviced by the businesses of the Sponsor and its Subsidiaries as of the Effective Date.

(l)    Section 8.6 of the Loan Facility Agreement is amended by inserting the text “(including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division)” immediately following the text “or otherwise dispose of”.

(m)     Article XV of the Loan Facility Agreement is amended to include a new Section 15.17 to read as follows:

Section 15.17    Certain ERISA Matters.

(a)    Each Participant (x) represents and warrants, as of the date such Person became a Participant party hereto, to, and (y) covenants, from the date such Person became a Participant party hereto to the date such Person ceases being a Participant party hereto, for the benefit of, the Servicer, the Arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Sponsor or any other Credit Party, that at least one of the following is and will be true:

(i)    such Participant is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments;

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Participant’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

(iii)    (A) such Participant is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Participant to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Participant, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Participant’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Servicer, in its sole discretion, and such Participant.

(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Participant or such Participant has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Participant further (x) represents and warrants, as of the date such Person became a Participant party hereto, to, and (y) covenants, from the date such Person became a Participant party hereto to the date such Person ceases being a Participant party hereto, for the benefit of, the Servicer, the Arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Sponsor or any other Credit Party, that:

(i)    none of the Servicer, the Arranger, or any of their respective Affiliates is a fiduciary with respect to the assets of such Participant (including in connection with the reservation or exercise of any rights by the Servicer under this Agreement, any Loan Document or any documents related to hereto or thereto);

(ii)    the Person making the investment decision on behalf of such Participant with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);

(iii)    the Person making the investment decision on behalf of such Participant with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Guaranteed Obligations);

(iv)    the Person making the investment decision on behalf of such Participant with respect to the entrance into, participation in, administration of and performance of the Loans,

the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and

(v)    no fee or other compensation is being paid directly to the Servicer, the Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

The representations set forth in this Section 15.17(b)(ii)-(v) are intended to comply with the Department of Labor’s regulation Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997), and if such regulations are no longer in effect, these representations shall be deemed to be no longer in effect.
(c)    The Servicer and the Arranger hereby inform the Participants that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Participant or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, utilization fees, minimum usage fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, breakage or other early termination fees or fees similar to the foregoing.

(n)    Schedule 1.1(b) to the Loan Facility Agreement is amended in its entirety to read as Schedule 1.1(b) attached hereto

3.    Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions precedent in each case in a manner reasonably satisfactory to the Servicer and each Participant:
(a)    Amendment. Receipt of a counterpart of this Amendment duly executed by each of the Credit Parties, the Participants and the Servicer.
(b)    Amendments to Credit Agreement Documents. The Credit Agreement and the other Credit Documents shall have been amended and restated in a manner reasonably satisfactory to the Servicer.
(c)    Good Standing Certificate. The Servicer shall have received a certificate of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation or formation of the Sponsor.
(d)    Legal Opinion. Receipt by the Servicer of a favorable written opinion of Kilpatrick Townsend & Stockton LLP, counsel for Sponsor and Guarantors, in a form satisfactory to the Servicer and each Participant and covering such matters relating to the transactions contemplated hereby as the Servicer may reasonably request.
(e)    Closing Certificate. Receipt by the Servicer of a duly executed closing certificate of the Sponsor, in form and substance satisfactory to the Servicer and each Participant.
(f)    Participation Certificates. Receipt by each of the Participants of a duly executed Participation Certificate from the Sponsor.
(g)    Fees and Attorney Costs. The Sponsor shall have paid all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including reimbursement or payment of all out-of-pocket expenses

(including reasonable fees, charges and disbursements of counsel to the Servicer) required to be reimbursed or paid by the Sponsor hereunder, under any other Operative Document or under any agreement with the Servicer.
4.    Miscellaneous.
(a)    This Amendment shall be deemed to be, and is, an Operative Document.
(b)    Each Credit Party (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Facility Agreement or the other Operative Documents or any certificates, documents, agreements and instruments executed in connection therewith, (iii) affirms all of its obligations under the Operative Documents, (iv) affirms that each of the Liens granted in or pursuant to the Operative Documents are valid and subsisting and (v) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Operative Documents.
(c)    Effective as of the date hereof, all references to the Loan Facility Agreement in each of the Operative Documents shall hereafter mean the Loan Facility Agreement as amended by this Amendment.
(d)    Each of the Credit Parties hereby represents and warrants to the Servicer and the Credit Parties that as of the First Amendment Effective Date after giving effect to this Amendment:
(i)    such Credit Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment;
(ii)    this Amendment has been duly executed and delivered by such Credit Party and constitutes such Credit Party’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity);
(iii)    no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by any Credit Party of this Amendment, other than such consents, approvals or authorizations that have been obtained; and
(iv)    such Credit Party is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization.
(e)    This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telecopy, pdf or other similar electronic transmission shall be effective as an original and shall constitute a representation that an executed original shall be delivered.
(f)    This Amendment shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Georgia.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Fourth Amended and Restated Loan Facility Agreement and Guaranty to be duly executed as of the date first above written.
SPONSOR:                    AARON’S, INC.

By:    /s/ Steven A. Michaels
Name:    Steven A. Michaels
Title: Chief Financial Officer and President of Strategic Operations

GUARANTORS:                AARON INVESTMENT COMPANY
By:    /s/ Steven A. Michaels
Name:    Steven A. Michaels
Title: Vice President and Treasurer

AARON’S LOGISTICS, LLC
By: AARON’S, INC., as sole Manager

By:     /s/ Steven A. Michaels
Name:    Steven A. Michaels
Title: Chief Financial Officer and President of Strategic Operations

AARON’S PROGRESSIVE HOLDING COMPANY
By:    /s/ Steven A. Michaels
Name:    Steven A. Michaels
Title: President and Treasurer

APPROVE.ME, LLC
AM2 ENTERPRISES, LLC
PROG LEASING, LLC

By:	PROGRESSIVE FINANCE HOLDINGS, LLC, Sole Manager
By:    /s/ Steven A. Michaels
Name:    Steven A. Michaels
Title: Vice President

PROGRESSIVE FINANCE HOLDINGS, LLC

By:    /s/ Steven A. Michaels
Name:    Steven A. Michaels
Title: Vice President

WOODHAVEN FURNITURE INDUSTRIES, LLC

By:    /s/ Steven A. Michaels
Name:    Steven A. Michaels
Title: Vice President

NPRTO ARIZONA, LLC
NPRTO CALIFORNIA, LLC
NPRTO FLORIDA, LLC
NPRTO GEORGIA, LLC
NPRTO ILLINOIS, LLC
NPRTO MICHIGAN, LLC
NPRTO NEW YORK, LLC
NPRTO OHIO, LLC
NPRTO TEXAS, LLC
NPRTO MID-WEST, LLC
NPRTO NORTH-EAST, LLC
NPRTO SOUTH-EAST, LLC
NPRTO WEST, LLC

By:	PROG LEASING, LLC, Sole Manager

By:    /s/ Steven A. Michaels
Name:    Steven A. Michaels
Title: Vice President

DENT-A-MED INC.

By:    /s/ Mark Robertson
Name:    Mark Robertson
Title: Vice President and General Counsel

HC RECOVERY, INC.

By    /s/ Mark Robertson
Name:    Mark Robertson
Title: Vice President and General Counsel

SERVICER:                    SUNTRUST BANK,
as Servicer and as a Participant

By: /s/ Tesha Winslow
Name: Tesha Winslow
Title: Director

PARTICIPANTS:                BANK OF AMERICA, N.A.,
as a Participant

By: /s/ Andrew Rossman
Name: Andrew Rossman
Title: VP

PARTICIPANTS:                FIFTH THIRD BANK,
as a Participant

By: /s/ Mary J. Ramsey
Name: Mary J Ramsey
Title: Senior Vice President

PARTICIPANTS:                REGIONS BANK,
as a Participant

By: /s/ A. Barrett Daws
Name: A. Barrett Daws
Title: Vice President

PARTICIPANTS:                BRANCH BANKING AND TRUST COMPANY,
as a Participant

By: /s/ Bradley Sands
Name: Bradley Sands
Title: Vice President

PARTICIPANTS:                CITIZENS BANK, N.A.,
as a Participant

By: /s/ Tyler Stephens
Name: Tyler Stephens
Title: Vice President

PARTICIPANTS:                SYNOVUS BANK,
as a Participant

By: /s/ Lauren A. Falgiano
Name: Lauren A. Falgiano
Title: Senior Portfolio Manager

PARTICIPANTS:                HSBC BANK USA, NATIONAL ASSOCIATION,
as a Participant

By: /s/ Mark Hillhouse
Name: Mark Hillhouse
Title: Senior Vice President

PARTICIPANTS:                JPMORGAN CHASE BANK, N.A.,
as a Participant

By: /s/ Maria Riaz
Name: Maria Riaz
Title: Vice President

SCHEDULE 1.1(b)
PARTICIPANT Commitments

Participant	Participating Commitment as of the Effective Date	Participating Commitment as of the First Amendment Effective Date
SunTrust Bank	$13,803,418.80	$8,987,329.31
Bank of America, N.A.	$10,897,435.90	$7,095,259.98
Fifth Third Bank	$10,897,435.90	$7,095,259.98
Regions Bank	$10,897,435.90	$7,095,259.98
Branch Banking & Trust Company	$10,897,435.90	$7,095,259.98
JPMorgan Chase Bank, N.A.	$8,717,948.72	$5,676,207.98
Citizens Bank, N.A.	$8,717,948.72	$5,676,207.98
HSBC Bank USA, National Association	$6,538,461.54	$4,257,155.99
Synovus Bank	$3,632,478.62	$2,022,058.82
Total:	$85,000,000.00	$55,000,000.00